Exhibit 99.4

Western Digital

3355 MICHELSON DRIVE, SUITE 100
IRVINE, CA 92612

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on the day immediately preceding the meeting date.* Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the day immediately preceding the meeting date. *Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by 11:59 P.M. Eastern Time on the day immediately preceding the meeting date.*

*Participants in the Western Digital Corporation 401(k) Plan must provide voting instructions for the shares in their plan account by 11:59 P.M. Eastern Time on March 10, 2016 to allow sufficient time for the plan trustee to vote the shares on your behalf.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M99872-S42320

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WESTERN DIGITAL CORPORATION

The Board of Directors recommends you vote FOR the following:	**For**	**Against**	**Abstain**
1. To approve the issuance of Western Digital Corporation ("Western Digital") common stock in connection with the merger (the "Merger") of Schrader Acquisition Corporation with and into SanDisk Corporation ("SanDisk") with SanDisk continuing as the surviving corporation and as a direct wholly owned subsidiary of Western Digital Technologies, Inc., which is a wholly owned subsidiary of Western Digital, to the extent such issuance would require approval under NASDAQ Stock Market Rule 5635(a) (the "NASDAQ Stock Issuance Proposal").	☐	☐	☐
2. To approve adjournments of the Western Digital special meeting, if necessary or appropriate, including to permit further solicitation of proxies if there are not sufficient votes at the time of the Western Digital special meeting to approve the NASDAQ Stock Issuance Proposal.	☐	☐	☐
3. To approve, by non-binding advisory vote, compensation that will or may be paid or become payable by Western Digital to one of its named executive officers, in connection with the Merger.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held March 15, 2016: The Notice and Proxy Statement are available at investor.wdc.com. You can also view these materials at www.proxyvote.com by using the control number. M99873-S42320 WESTERN DIGITAL CORPORATION 3355 Michelson Drive, Suite 100 Irvine, California 92612 THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all other proxies heretofore given, hereby acknowledges receipt of the joint proxy statement/prospectus and hereby appoints Michael C. Ray and Matthew E. Massengill, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Western Digital Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders of Western Digital Corporation, to be held on March 15, 2016 at 8:00 a.m. at 3333 Michelson Drive, Irvine, CA 92612 and any adjournments or postponements thereof. You may vote at the Special Meeting if you were a stockholder of record at the close of business on February 3, 2016. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If other matters are properly brought before the Special Meeting, including an adjournment of the Special Meeting for any reason other than the ones specified in the adjournment proposal on the reverse side of this ballot, the proxies are hereby authorized to represent and to vote or act on those matters according to their best judgment. If you are one of Western Digital Corporation’s employees or former employees who participates in the Western Digital Common Stock Fund under the Western Digital Corporation 401(k) Plan, then this card also constitutes your voting instructions to T. Rowe Price Company, the plan trustee. If you do not submit voting instructions for your plan shares, such shares will be voted by T. Rowe Price Company in the same proportion as the other shares in the Western Digital Corporation Common Stock Fund are affirmatively voted by plan participants. To be Signed on Reverse Side